QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant    ☒

Filed by a party other than the registrant    ☐

Check the appropriate box:
☒	Preliminary information statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐	Definitive information statement

MAGNA ENTERTAINMENT CORP. (Exact name of registrant as specified in its charter)

Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on the table below per Exchange Act Rules 14c-5(g) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid: N/A
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, schedule or registration statement no.:
	(3)	Filing party:
	(4)	Date filed:

MAGNA ENTERTAINMENT CORP.
337 Magna Drive
Aurora, Ontario
Canada L4G 7KI

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO OUR STOCKHOLDERS:

        We are delivering this Notice and the accompanying information statement to inform our stockholders that on December 22, 2008 the holder of a majority of the voting power of our outstanding Class A Subordinate Voting Stock and Class B Stock approved the following actions by written consent, more fully described in the accompanying information statement, in lieu of a meeting of stockholders:

  (i)
  the potential future issuance of additional Magna Entertainment Corp. ("MEC") Class A Subordinate Voting Stock and MEC Class B Stock contemplated by the Transaction Agreement entered into on November 26, 2008 by MEC and MI Developments Inc., MEC's controlling shareholder, and certain other parties to implement a proposed reorganization of MI Developments Inc.; and

  (ii)
  a form of amendment to MEC's Amended and Restated Certificate of Incorporation to permit a stock consolidation of all issued and outstanding MEC stock, which will be utilized if the board of directors of MEC in its sole discretion later determines a stock consolidation is necessary or desirable to ensure that MEC has sufficient authorized share capital needed to meet its stock issuance obligations under the Transaction Agreement.

        The stockholder actions by written consent were taken pursuant to Section 228 of the Delaware General Corporation Law, which permits any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting.

        The information statement is being furnished to the holders of MEC's Class A Subordinate Voting Stock and Class B Stock pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules thereunder solely for the purpose of informing our stockholders of these corporate actions before they take effect. In accordance with Rule 14c-2 under the 1934 Act, the actions approved by the stockholder written consents may be taken no sooner than twenty calendar days following the mailing of this Notice and the accompanying information statement.

        The information statement that accompanies this Notice is also available at www.                             .com.

        These actions have been approved by the board of directors of MEC and the holders of a majority of the voting power of our outstanding Class A Subordinate Voting Stock and Class B Stock.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors
January , 2009
By:	William G. Ford Secretary

 INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

        This information statement is being furnished on or about January 5, 2009 by the board of directors of Magna Entertainment Corp. (the "Company" or "MEC") to our stockholders to provide information with respect to an action taken by written consent of the holders of a majority of the outstanding shares of our stock that were entitled to vote on such action.

        On December 22, 2008, the holder of a majority of the voting power of our outstanding Class A Subordinate Voting Stock ("MEC Class A Stock") and Class B Stock approved the following actions by written consent, more fully described below, in lieu of a meeting of MEC's stockholders: (i) the potential issuance of additional MEC Class A Stock and MEC Class B Stock, described below under "ISSUANCE OF MEC STOCK", and (ii) if determined by the board of directors to be required or desirable for the purposes of completing the stock issuances, the form of amendment to MEC's Amended and Restated Certificate of Incorporation attached as Exhibit A hereto to effect the stock consolidation described below under "STOCK CONSOLIDATION".

        The record date for determining the number of outstanding shares of our stock entitled to vote was December 22, 2008.

        In this information statement, when we use the terms "we", "us", "our", "MEC" and the "Company", we are referring to MEC and its subsidiaries, unless the context otherwise requires.

STATEMENTS REGARDING FORWARD LOOKING INFORMATION

        This information statement contains "forward-looking statements" within the meaning of applicable securities legislation, including Section 27A of the United States Securities Act of 1933, as amended (the "1933 Act"), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the "1934 Act"), and forward-looking information as defined in the Securities Act (Ontario) (collectively referred to as forward-looking statements). These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act (Ontario) and include, among others, statements relating to: our plans to sell certain real estate assets in California and Florida to MI Developments Inc. ("MID"), MEC's controlling shareholder; further extensions to the existing bridge loan (the "Bridge Loan") from an MID subsidiary (the "MID Lender") and a $100 million repayment obligation under the project financing facility from the MID Lender for Gulfstream Park (the "Gulfstream Facility") to December 14, 2009; a potential increase from $50 million to $75 million of the first tranche (the "New Loan First Tranche") of new financing (the "New Loan") being made available to MEC by the MID Lender; potential amendments to the New Loan First Tranche, the Bridge Loan, the Gulfstream Facility and the project financing facility from the MID Lender for Remington Park (the "Remington Facility") to, among other things, enable the Company to repay such facilities in full with MEC Class A Stock, cash or a combination thereof; expectations as to the Company's ability to fully retire the outstanding 7.25% Convertible Subordinated Notes due December 15, 2009 and 8.55% Convertible Subordinated Notes due June 15, 2010 (collectively, the "MEC Subordinated Notes") by December 14, 2009; the sale of Class B Stock of MEC ("MEC Class B Stock") to entities affiliated with MEC's Chairman and Chief Executive Officer, Frank Stronach (the "Stronach Group"); sales and joint ventures with regard to core racetrack assets; the application by the MEC subsidiary that owns and operates Laurel Park in Anne Arundel County for a Maryland video lottery terminals ("VLTs" or "slots") license and, if Laurel Park is awarded a slots license, the construction of a slots facility; the availability of up to $75 million (the "New Loan Second Tranche") to fund MEC's Laurel Park slots license application and related matters and, if Laurel Park is awarded a slots license, the construction of a slots facility; and other matters that are not historical facts.

        Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management's good faith assumptions and analyses made in light of the Company's perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control, that could cause actual events or results to differ materially from such forward-looking statements. Important factors that could cause actual results to differ materially from the Company's forward-looking statements include, but may not be limited to, the risk that one or more of the reorganization transactions contemplated by the Transaction Agreement (defined below) may, for various reasons, not proceed; the terms of any reorganization transaction may differ from those currently contemplated by the Transaction Agreement; the MID shareholders failing to approve the reorganization proposal; an inability to obtain regulatory approval from securities and other regulators in connection with proposed reorganization matters that are intended to result in the issuance, registration and listing of shares of the Company's capital stock; the possible termination of the Transaction Agreement for any reason; the acceleration of the maturity dates and repayment deadlines under the Bridge Loan, the Gulfstream Facility and the Remington Facility; a failure by the Company to fully retire the MEC Subordinated Notes by December 14, 2009; a failure by the Company to negotiate and close, on acceptable terms, asset sale transactions (including potential core asset sales); and material adverse changes in: general economic conditions; the popularity of racing and other gaming activities as recreational activities; the regulatory environment affecting the horse racing and gaming industries; the Company's ability to obtain or maintain government and other regulatory approvals necessary or desirable to proceed with proposed real estate developments; increased regulation affecting certain of the Company's non-racetrack operations, such as broadcasting ventures; and the Company's ability to develop, execute or finance the Company's strategies and plans within expected timelines or budgets. In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things, that we will continue with our efforts to implement our September 12, 2007 adopted plan to eliminate the Company's debt, although not on the originally contemplated time schedule; negotiate and close, on acceptable terms, one or more core asset sale transactions; comply with the terms of and/or obtain waivers or other concessions from our lenders and refinance or repay on maturity our existing financing arrangements (including the $40 million senior secured revolving credit facility with a Canadian chartered bank (the "Senior Bank Facility") and the Bridge Loan); possibly obtain additional financing on acceptable terms to fund our ongoing operations; and there will not be any material further deterioration in general economic conditions or any further significant decline in the popularity of horse racing and other gaming activities beyond that which has already occurred in the current economic downturn; nor any material adverse changes in weather and other environmental conditions at our facilities, the regulatory environment or our ability to develop, execute or finance our strategies and plans as anticipated.

        Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

SUMMARY OF THE TRANSACTIONS

        On November 26, 2008, MEC entered into a transaction agreement (the "Transaction Agreement") with MID and the Stronach Group to implement a proposed reorganization of MID that includes a separation of MEC from MID through, among other things, the spin-off of MEC Class A Stock owned by MID to MID's existing shareholders (the "Spin-Off") and the entry by MID and MEC into a forbearance agreement as described below. The Transaction Agreement contemplates, among other things, a multi-step series of proposed transactions designed to recapitalize and reposition MEC to enable it to pursue its strategy of engaging in the horse racing, gaming and entertainment business on a standalone basis. If the transactions contemplated by the Transaction Agreement are implemented, MEC will be controlled directly by the Stronach Group and MID will no longer have any ownership interest in MEC.

        The following description of the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, which appears as Exhibit 10.1 to MEC's Form 8-K filed with the Securities and Exchange Commission (the "Commission") on December 2, 2008, and is incorporated by reference herein.

        The Transaction Agreement contemplates three stages of proposed transactions that, upon completion, will result in, among other things, the following:

Stage One — Immediate Transactions

  •
  the MID Lender has made available the New Loan First Tranche to fund MEC's operations and the New Loan Second Tranche to fund MEC's Laurel Park slots license application and related matters and, if Laurel Park is awarded a slots license, the construction of a slots facility;

  •
  MID has extended to March 31, 2009, subject to certain acceleration provisions, (i) the maturity date of the Bridge Loan, (ii) the deadline for the $100 million repayment obligation under the Gulfstream Facility and (iii) the date until which repayments under the Gulfstream Facility and the Remington Facility will not be subject to a make-whole payment;

  •
  MEC has covenanted to use commercially reasonable efforts to sell or enter into joint ventures in respect of its assets, including its core racetrack assets;

Stage Two — Transactions following MID Shareholder Approval

  •
  sales of real estate assets in California and Florida by MEC to MID for their fair market value;

  •
  further extensions of the Bridge Loan, the New Loan First Tranche and the Gulfstream Facility $100 million repayment obligation to December 14, 2009;

  •
  an increase in the amount of the New Loan First Tranche by $25 million to up to $75 million;

  •
  amendments to the New Loan First Tranche, the Bridge Loan, the Gulfstream Facility and the Remington Facility to, among other things, enable MEC to repay such facilities in full with, at MEC's option, cash and/or MEC Class A Stock;

  •
  a forbearance agreement that prohibits new transactions between MID and MEC unless such transactions are approved by a majority of the minority holders of Class A Subordinate Voting Shares of MID ("MID Class A Shares");

Stage Three — Transactions following Retirement of MEC Subordinated Notes

  •
  provided that MEC has fully retired the MEC Subordinated Notes:

  •
  all MEC indebtedness to MID (other than the New Loan Second Tranche) will be repaid, at MEC's option, either in cash or MEC Class A Stock (or a combination of the two), and MID will distribute all such cash and MEC Class A Stock to MID's shareholders;

  •
  MEC will sell to the Stronach Group $30 million of MEC Class B Stock; and

  •
  MEC will be controlled directly by the Stronach Group and MID will no longer have any ownership interest in MEC.

        Certain of the transactions are proposed to be effected by way of a statutory plan of arrangement involving MID, MEC and the Stronach Group that would be subject to approval by MID's shareholders and the Ontario Superior Court of Justice. MEC understands that the MID shareholders meeting to consider the reorganization proposal is expected to take place in the first quarter of 2009.

        The transactions proposed to be undertaken by MEC following MID shareholder approval and the retirement of the MEC Subordinated Notes are subject to regulatory approval, including the approval of the Toronto Stock Exchange.

Additional Details — Immediate Transactions

MEC Asset Sales and Joint Ventures

        Pursuant to the Transaction Agreement, MEC has agreed to use its commercially reasonable efforts to sell or enter into joint ventures in respect of its assets, including its core racetrack assets, that will result in MEC receiving net sale proceeds or joint venture payments sufficient to retire the MEC Subordinated Notes no later than December 14, 2009.

MID Loans to MEC

        The maturity dates and repayment deadlines under all existing loans from the MID Lender to MEC and its subsidiaries (comprised of the Bridge Loan, the Gulfstream Facility and the Remington Facility) will be extended to March 31, 2009. In the event that the reorganization transaction does not receive the requisite MID shareholder approval or is abandoned or withdrawn, the maturity dates and repayment deadlines will be accelerated to thirty days following such event. In connection with the extension to March 31, 2009 of the Bridge Loan maturity date and the Gulfstream Facility $100 million repayment obligation, MEC incurred fees of $2.5 million and $2.0 million, respectively.

        MID will make available to MEC the New Loan in two tranches. The New Loan First Tranche will be in the amount of up to $50 million (plus costs and fees) and is intended to support MEC's operations through to the special meeting of MID's shareholders to consider the reorganization proposal. The funds are to be used solely to fund (i) operations, (ii) payments of principal or interest and other costs under the New Loan and under other loans provided by MID to MEC, (iii) mandatory payments of interest in connection with other of MEC's existing debt, (iv) maintenance capital expenditures and (v) capital expenditures required pursuant to the terms of MEC's joint venture arrangements with Forest City Enterprises in Florida and Caruso Affiliated in California. The New Loan First Tranche will mature on March 31, 2009, subject to the same accelerated maturity as described above for the existing loans. MEC incurred a fee of $1.0 million in connection with the New Loan First Tranche.

        The New Loan Second Tranche will be available for drawdown:

  (i)
  in an amount of up to $45 million to fund the application by the MEC subsidiary that owns and operates Laurel Park in Anne Arundel County for a Maryland slots license, following MID's satisfaction with the slots license application and related matters; and

  (ii)
  in an amount of up to an additional $30 million to fund the construction of the slots facility at Laurel Park, following receipt of the Maryland slots license and following MID's satisfaction with the municipal approvals, design and construction of the facility.

        At such time as the New Loan Second Tranche is made available, the New Loan will be guaranteed by The Maryland Jockey Club ("MJC") group of companies and secured by all of such companies' assets. The New Loan Second Tranche matures on December 31, 2011, but will become due (i) ninety days following the Laurel Park slots application being denied or withdrawn, (ii) immediately on the closing of any sale of Laurel Park or (iii) immediately on the closing of any new debt financing in connection with Laurel Park slots. MEC will be required to repay the New Loan Second Tranche with any refunds of any fees if the Laurel Park slots application is denied or withdrawn.

Additional Details — Transactions Following MID Shareholder Approval

        The following proposed transactions are conditional upon MID shareholder approval being obtained at MID's meeting of shareholders to consider the reorganization proposal, expected to take place in the first quarter of 2009.

MID Real Estate Purchases

        MID will purchase for cash from MEC development lands in Aventura and Ocala, Florida and Dixon, California, additional acreage in Palm Meadows, Florida (required to complete MID's existing recently rezoned development) and MEC's membership interest in, and land underlying, MEC's joint venture with Forest City Enterprises at Gulfstream Park. The purchase price for such real estate assets will be the fair market value of such assets as of the date of the Transaction Agreement as determined by negotiation between the Special Committees of MID and MEC. MEC estimates the aggregate price will be approximately $100 - $120 million.

        MEC will use part of the proceeds from the asset sales to MID to repay its $40 million Senior Bank Facility and its $4.5 million bank term loan in connection with MEC's subsidiary, AmTote International, Inc.

MID Loans to MEC

        MID will:

  (i)
  extend the maturity dates of the Bridge Loan, the New Loan First Tranche and the Gulfstream Facility $100 million repayment obligation to December 14, 2009;

  (ii)
  increase the amount of the New Loan First Tranche by $25 million to up to $75 million for use by MEC solely to contribute to the retirement of the MEC Subordinated Notes; and

  (iii)
  amend all loans between MID and MEC (other than the New Loan Second Tranche) to provide for (a) the deferral of interest and principal repayments until maturity or repayment, (b) the right of MEC to repay such loans either in cash or MEC Class A Stock (or a combination of the two) following the retirement by MEC of all of the MEC Subordinated Notes and (c) the requirement that any proceeds received by MEC from equity raises, asset sales (other than to MID as part of the reorganization), joint ventures or other transactions be placed into an escrow account with MID.

        The conversion price for the loans (the "Loan Conversion Price") will be $1.1519 per share, being the volume-weighted average price of the MEC Class A Stock on Nasdaq for the five trading days immediately preceding November 26, 2008, the date of the Transaction Agreement, less a 15% discount.

        MID will hold the escrow funds as security for the loans to MEC, and MEC will be permitted to use the funds held in escrow solely (i) to prepay in cash, from time to time, in the following order of priority, the Gulfstream Facility, the Bridge Loan, the New Loan First Tranche and the Remington Facility (without being charged any mark-to-market or make-whole payment in relation to any such prepayment) and (ii) to retire all of the MEC Subordinated Notes. Any cash received by MID pursuant to a prepayment of the Gulfstream Facility, the Bridge Loan, the New Loan First Tranche or the Remington Facility will be distributed to MID shareholders, either as a special distribution or pursuant to an issuer bid for MID Class A Shares.

MID Forbearance with MEC

        MID and MEC will agree that, other than pursuant to existing arrangements or as contemplated by the reorganization proposal, MID will not, without the prior approval of the majority of the votes cast by minority holders of MID Class A Shares, (a) enter the horseracing or gaming business or enter into any transactions with entities in the horseracing or gaming business, (b) make any further debt or equity investment in, or otherwise give financial assistance to, MEC or (c) enter into any transactions with, or provide any services or personnel to, MEC except for enforcing its rights under the terms of existing arrangements and/or making non-material amendments, waivers or modifications thereto.

Additional Details — Transactions Following Retirement of MEC Subordinated Notes

Existing MEC Class B Stock Held by MID

        On the date on which MEC has retired all of the MEC Subordinated Notes, MID will sell to the Stronach Group 335,000 shares of MEC Class B Stock for $1.3552 per share, representing the volume-weighted average price of the MEC Class A Stock on Nasdaq for the five trading days immediately preceding November 26, 2008, the date of the Transaction Agreement.

Conversion of MID Debt and Spin-off of MEC

        On the date that is 45 days following MEC's retirement of all of the MEC Subordinated Notes (the "Conversion Date"), all indebtedness (including deferred interest) owed by MEC and its subsidiaries to MID and its subsidiaries (other than the New Loan Second Tranche) that has not been repaid in cash will be converted into MEC Class A Stock at the Loan Conversion Price. As soon as reasonably practicable thereafter, MID will effect the Spin-Off to holders of MID shares (including the Stronach Group on all its MID shares) on a pro rata basis of all the MEC Class A Stock received on conversion of the loans. In addition, MID will convert its remaining shares of MEC Class B Stock into shares of MEC Class A Stock on a one-for-one basis in accordance with the terms of the MEC Class B Stock and dispose of such shares and the shares of Class A Stock it currently owns to non-related third parties.

Issuance of Stock to the Stronach Group by MEC

        MEC will issue to the Stronach Group at a price per share equal to the Loan Conversion Price (i) $30 million of MEC Class B Stock and (ii) at the option of the Stronach Group, an additional number of shares of MEC Class B Stock that, together with the MEC Class B Stock sold to the Stronach Group by MID and shares acquired from MEC, will represent a pro forma 60% voting interest in MEC.

        Following the Spin-Off and the issuance of MEC Class B Stock to the Stronach Group, MEC will be controlled directly by the Stronach Group and MID will no longer have any ownership interest in MEC.

ISSUANCE OF MEC STOCK

        The Transaction Agreement contemplates the following transactions which may require the issuance of additional MEC Class A Stock:

  1)
  the conversion of MEC Class B Stock held by MID into MEC Class A Stock on a one-for-one basis in accordance with the terms of the MEC Class B Stock in the Amended and Restated Certificate of Incorporation; and

  2)
  the repayment of MEC indebtedness to MID with MEC Class A Stock to the extent not repaid in cash.

        As discussed above, the Transaction Agreement also contemplates that MEC will issue to the Stronach Group (i) $30 million of shares of MEC Class B Stock and (ii) at the option of the Stronach Group, an additional number of shares of MEC Class B Stock that, together with the MEC Class B Stock sold to the Stronach Group by MID and those shares otherwise acquired from MEC, will represent a pro forma 60% voting interest in MEC.

        The price per share for any loan repayment with the issuance of MEC Class A Stock will be $1.1519 per share, being the volume-weighted average price of the MEC Class A Stock on Nasdaq for the five trading days immediately proceeding November 26, 2008, the date of the Transaction Agreement, less a 15% discount. Assuming (i) that no cash prepayments are made under any of the loans between MID and MEC, (ii) the deferral of all interest from the closing date of the MID plan of arrangement until December 14, 2009, and (iii) that the New Loan First Tranche is fully drawn, we would issue up to 320,628,527 shares of Class A Stock. As of the date hereof, we had approximately 310 million shares of MEC Class A Stock authorized for issuance, and as of December 15, 2008, there were 2,928,455 shares of MEC Class A Stock outstanding.

        Under Nasdaq Marketplace Rule 4350(i)(1)(D), an issuer must obtain prior stockholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the company of common stock equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. If a stockholder vote is required, a majority of the total votes cast on the proposal is required to approve the issuance.

        The potential issuances of MEC Class A Stock and MEC Class B Stock (which is convertible at the holder's option into MEC Class A Stock) described above will be effected by means of private placements exempt from registration under the 1933 Act. If they occur, these issuances in the aggregate will be in an amount that exceeds 20% of the MEC Class A Stock and 20% of the voting power of the MEC Class A Stock before such issuances. The potential issuances will be made pursuant to the formula outlined above, which is based on a discount to market price (with the market price being calculated as the volume-weighted average price of the MEC Class A Stock on Nasdaq for the five trading days immediately prior to the date of the Transaction Agreement). This price may be less than the market price at the time of issuance. In addition, the price per share will be less than the book value per share. As a result, stockholder approval is required pursuant to Nasdaq Marketplace Rule 4350(i)(1)(D).

        The increase in the number of shares of MEC Class A Stock and MEC Class B Stock issued and outstanding would cause MEC stockholders to incur immediate and substantial dilution of net tangible book value. In addition, any offers and sales of shares of MEC Class A Stock by MID and the distribution by MID of shares of MEC Class A Stock pursuant to the Spin-Off could depress the market price of MEC Class A Stock. In particular, MID shareholders receiving shares of MEC Class A Stock in connection with the Spin-Off may not wish to hold MEC shares and therefore may quickly sell a large number of shares of MEC Class A Stock on Nasdaq or the TSX, which would likely create strong downward pressure on the market trading price of the MEC Class A Stock.

STOCK CONSOLIDATION

        MEC has agreed in the Transaction Agreement to reserve and keep available a sufficient number of shares of MEC Class A Stock and MEC Class B Stock to permit all issuances thereof contemplated by the Transaction Agreement, including the repayment of indebtedness to MID in the form of MEC Class A Stock and the sale of MEC Class B Stock to the Stronach Group. Currently, we have a total of 310 million shares of MEC Class A Stock authorized under our Amended and Restated Certificate of Incorporation. On December 19, 2008, the board of directors approved a form of amendment to our Amended and Restated Certificate of Incorporation to permit a stock consolidation of all issued and outstanding MEC stock, which will be effected if the board of directors in its sole discretion later determines a stock consolidation (also called a reverse stock split) is necessary or desirable to ensure that, on or prior to the Conversion Date, the Company has sufficient authorized share capital needed to meet its obligations under the Transaction Agreement.

        The resolution gives the board of directors the sole discretion to implement the stock consolidation for one time only, in any whole number consolidation ratio that falls between 1:10 and 1:20. As a result, each outstanding 10, 11, 12, 13, 14, 15, 16, 17, 18, 19 or 20 shares of both our MEC Class A Stock and MEC Class B Stock (depending upon the consolidation ratio chosen by our board of directors) would be combined, converted and changed into one share of MEC Class A Stock and MEC Class B Stock, respectively. The proposed form of amendment to our Amended and Restated Certificate of Incorporation to effect a stock consolidation is attached to this information statement as Exhibit A.

        The actual timing for implementation, if any, of the stock consolidation would be determined by our board of directors based upon its evaluation as to when such action would be most advantageous to us and our stockholders. Our board of directors reserves the right, subject to MEC's obligations under the Transaction Agreement, to forgo or postpone the filing of the amendment to our Amended and Restated Certificate of Incorporation if it determines that such action is not in the best interests of MEC and our stockholders. No further notice to stockholders would be required in order for our board of directors to abandon the stock consolidation. If the stock consolidation is not implemented on or before July 30, 2010, the amendment will be deemed abandoned, without any further effect.

        Because a stock consolidation would apply to all issued shares of MEC Class A Stock and MEC Class B Stock, the proposed stock consolidation would not alter the relative rights and preferences of existing stockholders nor affect any stockholder's proportionate equity or voting interest in the Company, except to the extent the stock consolidation would result in fractional shares that are cashed out, as discussed further below.

Benefits of the Consolidation

         Critical step contemplated by Transaction Agreement:    The stock consolidation is being completed in accordance with the terms of the Transaction Agreement, which is designed to recapitalize and reposition MEC to enable it to pursue its strategy of engaging in the horse racing, gaming and entertainment business on a standalone basis. The stock consolidation may be required or desirable in order to enable MEC to issue a sufficient number of shares of MEC Class A Stock to repay our indebtedness to MID in stock as opposed to cash. If we were forced to use cash to repay such indebtedness in whole or in part, our financial position and liquidity would be materially adversely affected.

         Nasdaq continuous listing requirements:    The continued listing standards established by the Nasdaq Global Market require that a company maintain a minimum bid price of $1.00. If a company fails to meet the minimum bid price requirement for a consecutive 30 business day period, the company will have a period of 180 calendar days from notification by Nasdaq of such failure to achieve compliance. As a result of the stock consolidation, we would expect the price per share of the MEC Class A Stock to increase, thereby making it more likely that the Company will be able to continue to satisfy this listing requirement.

         Potential for increased, more attractive share price:    A sustained higher per share price of MEC Class A Stock might heighten the interest of the financial community in MEC and broaden the pool of investors that may consider investing in MEC, potentially increasing the trading volume and liquidity of MEC Class A Stock. As a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers often discourage their customers from purchasing such stocks. To the extent that the price per share of MEC Class A Stock remains at a higher per share price as a result of a stock consolidation, some of these concerns may be ameliorated. Increased interest from institutional investors and investment funds could ultimately improve the trading liquidity of MEC Class A Stock.

        The stock consolidation is not intended as, and is not a part of or first step in, a "going private" transaction pursuant to Rule 13e-3 under the 1934 Act.

Risks Associated with the Consolidation

        There can be no assurance that MEC will be able to maintain the listing of MEC Class A Stock on the Nasdaq Global Market after a stock consolidation.

        The Nasdaq Global Market has several other continued listing requirements currently applicable to the listing of the shares of MEC Class A Stock. Following a stock consolidation, we cannot assure you that we can maintain compliance with all of these requirements or the minimum bid price requirement. Moreover, there can be no assurance that the market price following a stock consolidation will either exceed or remain in excess of our current market price.

        If the stock consolidation is implemented, the resulting per-share price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of these investors, and consequently, the trading liquidity of MEC Class A Stock may not improve.

        While we believe that a higher stock price may help generate investor interest in MEC Class A Stock, the stock consolidation may not result in a stock price that will attract institutional investors or investment funds or satisfy the investing guidelines of institutional investors or investment funds. A decline in the market price of MEC Class A Stock after the stock consolidation may result in a greater percentage decline than would occur in the absence of the split. If the stock consolidation is implemented and the market price of MEC Class A Stock declines, the percentage decline may be greater than would occur in the absence of the split. The market price of MEC Class A Stock is also based on our performance and other factors, which are unrelated to the number of shares outstanding.

        The stock consolidation may result in some stockholders owning "odd lots" that may be more difficult to sell or require greater transaction costs per share to sell.

        The stock consolidation may result in some stockholders owning "odd lots" of less than 100 shares of MEC Class A Stock on a post-split basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in "board lots" of even multiples of 100 shares.

Effect on Existing Shares of MEC Class A Stock

        The stock consolidation will only be implemented if the board of directors determines it is required or desirable in order to permit the issuance of MEC Class A Stock in accordance with the terms of the Transaction Agreement. See "ISSUANCE OF MEC STOCK". The following table sets forth the approximate percentage reduction in the number of outstanding shares of MEC Class A Stock and the approximate number of shares of MEC Class A Stock that would be outstanding (after giving effect to the issuance of MEC Class A Stock described under "ISSUANCE OF MEC STOCK") as a result of a consolidation at the ratios indicated and is based on a total of 326,145,284 shares of MEC Class A Stock outstanding resulting from: (i) 2,928,455 shares of MEC Class A Stock issued and outstanding as of December 15, 2008: plus (ii) 2,588,302 shares of MEC Class A Stock to be issued on the date MEC repays the MEC Subordinated Notes upon the conversion of 2,588,302 shares of MEC Class B Stock held by MID into shares of MEC Class A Stock on a one-for-one basis;

plus (iii) 320,628,527(1) shares of MEC Class A Stock to be issued by MEC on the Conversion Date in repayment of the New Loan First Tranche, the Bridge Loan, the Gulfstream Facility and the Remington Facility:

Proposed Consolidation Ratio	Approximate Percentage Reduction in Number of Outstanding Shares of MEC Class A Stock	Approximate Number of Outstanding Shares of MEC Class A Stock (Post-Consolidation)
1-for-10	90.0%	32.6 million
1-for-11	90.9%	29.7 million
1-for-12	91.7%	27.2 million
1-for-13	92.3%	25.1 million
1-for-14	92.9%	23.3 million
1-for-15	93.3%	21.7 million
1-for-16	93.7%	20.4 million
1-for-17	94.1%	19.2 million
1-for-18	94.4%	18.1 million
1-for-19	94.7%	17.2 million
1-for-20	95.0%	16.3 million

Effect on Authorized but Unissued Shares of MEC Class A Stock

        Currently, we are authorized to issue up to a total of 310 million shares of MEC Class A Stock, of which 2,928,455 shares were outstanding on the Record Date (defined below). If a stock consolidation is implemented, this will have the effect of increasing the proportion of authorized but unissued shares of MEC Class A Stock.

Effect on Shares of MEC Class B Stock

        Currently, we are authorized to issue up to a total of 90 million shares of MEC Class B Stock, of which our parent company, MID, currently holds 2,662,657 shares directly and 260,645 shares indirectly through one of its wholly-owned subsidiaries. No other shares of MEC Class B Stock are issued and outstanding or reserved for future issuance. The stock consolidation, if implemented, will result in a proportionate reduction in the total number of outstanding shares of MEC Class B Stock. Accordingly, the proposed stock consolidation would not alter the relative rights and preferences between holders of MEC Class A Stock and MEC Class B Stock nor affect any stockholder's proportionate equity interest in the Company.

Effect on Convertible Debt

        The number of shares into which our $150 million of 8.55% convertible subordinated notes and $75 million of 7.25% convertible subordinated notes are convertible and the conversion prices for those notes will be automatically adjusted as a result of the stock consolidation as provided in the indentures governing the terms of those notes, respectively.

Effect on Equity Compensation Plans

        The stock consolidation would reduce the number of shares of MEC Class A Stock authorized and available for issuance under our Amended and Restated Long-Term Incentive Plan. In addition, as a result of the stock consolidation, the number of shares represented by each outstanding stock option, whether vested or unvested, and each outstanding restricted stock and restricted stock unit award would be correspondingly reduced and rounded down to the nearest whole share. No payment would be made with respect to the amount that was eliminated as a result of the rounding-down. Finally, the exercise price per share would also be proportionately increased to account for the reverse split; for example a reverse split of 15 to 1 would result in the option price being multiplied by 15.

(1)
Representing the maximum number of shares of MEC Class A Stock potentially issuable assuming: (i) no cash prepayment under any of the loans; (ii) the deferral of all interest from the closing date of the MID plan of arrangement until December 14, 2009; and (iii) the New Loan First Tranche is fully drawn. The conversion price is $1.1519 per share of MEC Class A Stock.

Effect on Registration and Stock Trading

        MEC Class A Stock is currently registered under Section 12(b) of the 1934 Act and we are subject to the periodic reporting and other requirements of the 1934 Act. The proposed stock consolidation will not affect the registration of our MEC Class A Stock under the 1934 Act.

        If the proposed stock consolidation is implemented, MEC Class A Stock will continue to be reported on Nasdaq under the symbol "MECA" (although, in accordance with Nasdaq rules, the letter "D" will be added to the end of the trading symbol for a period of 20 trading days from the effective date of the stock consolidation to indicate that the stock consolidation has occurred) and the MEC Class A Stock would continue to be traded on the TSX under the symbol "MEC.A".

Mechanics of Stock Consolidation

Exchange of Stock Certificates

        In the event a stock consolidation is implemented, each certificate representing pre-split shares of MEC Class A Stock and each certificate representing pre-split shares of MEC Class B Stock will, until surrendered and exchanged as described below, be deemed cancelled and, for all corporate purposes, will be deemed to represent, respectively, only the number of post-split shares of MEC Class A Stock and MEC Class B Stock and the right to receive the amount of cash for any fractional shares as a result of the stock consolidation. However, a stockholder will not be entitled to receive any dividends or other distributions payable by us after the Certificate of Amendment is effective until that stockholder surrenders and exchanges the stockholder's certificates. If there are any dividends or distributions, they will be withheld, accumulate and be paid to each stockholder, without interest, once that stockholder surrenders in exchange his, her or its certificates.

        As soon as practicable after the effective date of the Certificate of Amendment, our transfer agent, Computershare Investor Services, will mail transmittal forms to each holder of record of certificates formerly representing shares of our pre-stock consolidation MEC Class A Stock or MEC Class B Stock that will be used in forwarding certificates for surrender and exchange for certificates representing the number of shares of our MEC Class A Stock or MEC Class B Stock the holder is entitled to receive as a consequence of the stock consolidation. The transmittal form will be accompanied by instructions specifying other details of the exchange.

        After receipt of a transmittal form, each holder should surrender the certificates formerly representing shares of our pre-stock consolidation MEC Class A Stock and MEC Class B Stock and will receive in exchange therefor certificates representing the number of shares of our MEC Class A Stock and MEC Class B Stock to which the holder is entitled. No stockholder will be required to pay a transfer or other fee to exchange his, her or its certificates. Stockholders should not send in certificates until they receive a transmittal form from our transfer agent or otherwise destroy their certificates. In connection with the stock consolidation, our MEC Class A Stock will change its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing post-split shares.

Effect on Registered "Book-entry" Holders of MEC Class A Stock and MEC Class B Stock

        Our holders of MEC Class A Stock and MEC Class B Stock may hold some or all of their shares electronically in book-entry form ("street name") under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

        If you hold registered shares in book-entry form, you do not need to take any action to receive your post-stock consolidation shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-stock consolidation shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold following the stock consolidation.

        If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the effective date of the Certificate of Amendment. By signing and cashing this check, you will warrant that you owned the shares for which you received a cash payment.

Payment for Fractional Shares

        Whether shares are held in street name or directly, we will not issue fractional shares of MEC Class A Stock and MEC Class B Stock to our stockholders. Instead, fractional shares will be cashed out. For example, if the consolidation ratio is set by our board of directors at 15:1 and if a stockholder holds 47 shares on a pre-split basis, the stockholder would be issued three shares on a post-stock consolidation basis and would receive cash for the fractional share.

        Any cash due to stockholders in exchange for fractional shares will be paid as follows:

  •
  If the stockholder's shares are registered directly in the stockholder's name, payment for the fractional shares will be made by check, sent to the stockholder directly from our transfer agent, Computershare Investor Services, upon receipt of the properly completed and executed transmittal letter and original stock certificates.

  •
  If a stockholder's shares are held in book-entry form ("street name"), payment for the fractional shares will be deposited directly into the stockholder's account with the organization holding the stockholder's shares.

        The amount of cash to be paid for fractional shares of MEC Class A Stock and MEC Class B Stock (each of which is convertible at any time into shares of MEC Class A Stock on a one for one basis) will be equal to the product obtained by multiplying (1) the average closing sales price of our MEC Class A Stock as reported on Nasdaq for the four trading days preceding the effective date of the stock consolidation times (2) the amount of the fractional share.

        Depending upon the consolidation ratio, holders of as many as nineteen shares of our MEC Class A Stock and MEC Class B Stock would be eliminated as a result of the payment of fractional shares in lieu of any fractional share interest in connection with the stock consolidation.

Effect on Par Value

        The par value of the Company's stock following the stock consolidation shall remain $0.01 per share.

U.S. Federal Income Tax Consequences

        The following is a summary of certain material U.S. federal income tax consequences of the proposed stock consolidation to U.S. Holders (as defined below). The following does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the stock consolidation and is included for general information only. It does not address any U.S. state, local, estate, gift, or non-U.S. income or other tax consequences. It addresses only U.S. Holders who hold the pre-stock consolidation shares and post-stock consolidation shares as capital assets. It does not address U.S. Holders subject to special rules, such as financial institutions, regulated investment companies, personal holding companies, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, persons that own or have owned (directly, indirectly or constructively) 5% or more, by voting power or value, of the outstanding equity interests of the Company, U.S. Holders who hold the pre-stock consolidation shares as part of a straddle, hedge or conversion transaction, U.S. Holders who are subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the "Code") or U.S. Holders who acquired their pre-stock consolidation shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon the Code, applicable U.S. Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings, all as in effect on the date of this information statement. Changes to the laws could alter the tax consequences described below, possibly retroactively. We have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the stock consolidation. The tax treatment of a U.S. Holder may vary depending upon his or her particular facts and circumstances. Each U.S. Holder is advised to consult his or her tax advisor as to his or her own situation.

        This discussion does not address the U.S. federal income tax considerations of the proposed stock consolidation to an entity that is a partnership for U.S. federal income tax purposes, or the partners of such partnership. Partnerships and partners should consult their own tax advisors.

        For purposes of this summary, a "U.S. Holder" is a beneficial owner of shares of our stock, for U.S. federal income tax purposes, that is (a) an individual who is a citizen or resident of the United States, (b) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is treated, for U.S. federal income tax purposes, as being created or organized in or under the laws of the United States, any state in the U.S. or the District of Columbia, (c) an estate if the income of the estate is subject to U.S. federal income tax regardless of the source of the income, or (d) a trust if (i) the trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

        The stock consolidation would be intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming that the stock consolidation qualified as a reorganization, a U.S. Holder generally would not recognize gain or loss, except (as discussed below) to the extent of cash, if any, received in lieu of a fractional share interest in the post-stock consolidation shares. The aggregate tax basis of the post-split shares received would be equal to the aggregate tax basis of the pre-split shares exchanged therefor (excluding any portion of the holder's tax basis allocated to fractional shares). The holding period of the post-split shares received would include the holding period of the pre-split shares exchanged.

        A U.S. Holder who received cash in lieu of a fractional share would generally recognize gain or loss equal to the difference, if any, between the amount of cash received and the portion of the stockholder's tax basis in the pre-stock consolidation shares allocated to the fractional share. Such gain or loss would be a capital gain or loss (if such stock was held as a capital asset) and would be long term capital gain or loss if the stockholder's holding period in the stock exceeds 12 months. The deductibility of capital losses may be subject to certain limitations. It is assumed for purposes of this discussion that cash would be paid in lieu of fractional shares only as a mechanical rounding off of fractions resulting from the exchange rather than separately bargained-for consideration. It is also assumed that the stock consolidation would not be undertaken to increase any stockholder's proportionate ownership of the Company.

        The Company should not recognize any gain or loss as a result of the stock consolidation.

        Our view regarding the tax consequences of the proposed stock consolidation is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH U.S. HOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISER WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE STOCK CONSOLIDATION.

Certain Canadian Federal Income Tax Considerations

        The following summary describes the principal Canadian federal income tax considerations generally applicable to a beneficial owner of shares of MEC Class A Stock or MEC Class B Stock who, at all relevant times, for purposes of the application of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the "Tax Act"), (1) deals at arm's length with, and is not affiliated with, MEC; (2) holds shares of MEC Class A Stock or MEC Class B Stock, as the case may be, as capital property, and (3) is, or is deemed to be, resident in Canada (a "Canadian Holder"). Generally, shares of MEC Class A Stock or MEC Class B Stock, as the case may be, will be capital property to a Canadian Holder provided the Canadian Holder does not hold them in the course of carrying on a business or as part of an adventure or concern in the nature of trade. This summary does not address all issues relevant to Canadian Holders who acquired their shares of MEC Class A Stock or MEC Class B Stock, as the case may be, on the exercise of an employee stock option, and is not applicable to a Canadian Holder (i) that is a "specified financial institution", (ii) an interest in which is a "tax shelter investment", (iii) that is, for purposes of certain rules (referred to as the mark-to-market rules) applicable to securities held by financial institutions, a "financial institution", or (iv) to whom the "functional currency" reporting rules apply, each as defined in the Tax Act. Such persons should consult their own tax advisors.

        This summary is based on the current provisions of the Tax Act, and on counsel's understanding of the current administrative policies and assessing practices of the Canada Revenue Agency ("CRA") published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed

Amendments") and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

        This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular stockholder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, stockholders should consult their own tax advisors having regard to their own particular circumstances.

        Based upon the CRA's current administrative policy, the stock consolidation of MEC Class A Stock and MEC Class B Stock as proposed will not result in a disposition or acquisition of any shares, except to the extent that cash is received in respect of a fraction of a post-consolidation share. As a result, a Canadian Holder will not realize any income, gain or loss for purposes of the Tax Act as a result of the proposed stock consolidation, except that where cash is received in respect of a fraction of a post-consolidation share of MEC Class A Stock or MEC Class B Stock, as the case may be, the Canadian Holder will realize a capital gain (or capital loss) equal to the amount, if any, by which the cash, converted into Canadian dollars based on exchange rates as determined in accordance with the Tax Act and net of any reasonable costs of disposition, exceeds (or is less than) the Canadian Holder's adjusted cost base of the pre-consolidation shares of MEC Class A Stock or MEC Class B Stock, as the case may be, to which such fraction of a post-consolidation share relates. A Canadian Holder is generally required to include in computing its income for a taxation year one-half of the amount of any capital gain realized in the year, and to deduct one-half of the amount of any capital loss realized in a taxation year from taxable capital gains realized by the Canadian Holder in the year and allowable capital losses in excess of taxable capital gains for the year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years.

ACTIONS BY THE BOARD OF DIRECTORS

        The terms of the Transaction Agreement were considered by the Special Committee of MEC's board of directors, consisting of Jerry D. Campbell (Chairman), Anthony R. Campbell and William J. Menear. The Special Committee retained independent legal and financial advisors to assist in its deliberations in respect of the Transaction Agreement. In order to give effect to certain of the transactions contemplated by the Transaction Agreement, in accordance with Section 242 of the Delaware General Corporation Law (the "DGCL"), on December 19, 2008, our board of directors (with interested directors abstaining), believing it to be in our best interests and in the best interests of our stockholders (other than Frank Stronach, MID and any related parties), unanimously approved (i) the filing of this information statement with the Commission and the distribution of this information statement to holders of MEC Class A Stock and MEC Class B Stock and (ii) the form of an amendment to MEC's Amended and Restated Certificate of Incorporation to permit a stock consolidation of our issued and outstanding MEC Class A Stock and MEC Class B Stock, which would be effected if the board of directors in its sole discretion later determines that a stock consolidation is required or desirable to ensure that the Company, on or prior to the Conversion Date, has sufficient authorized share capital needed to meet its obligations under the Transaction Agreement.

APPROVAL BY STOCKHOLDERS

        Pursuant to Section 228 of the DGCL and our bylaws, any action that may be taken by special meeting of stockholders may be taken without a meeting, without prior notice and without a vote provided that a consent in writing, setting forth the action, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. The record date for determining the number of outstanding shares of our stock entitled to vote was December 22, 2008 (the "Record Date").

        In addition, pursuant to Nasdaq Marketplace Rule 4350(i)(6), where shareholder approval is required, the minimum vote which will constitute shareholder approval shall be a majority of the total votes cast and the votes may be cast by written consent in lieu of a special meeting.

        As of the Record Date, we had 2,928,455 shares of MEC Class A Stock and 2,923,302 shares of MEC Class B Stock issued and outstanding. Holders of MEC Class A Stock have one vote per share and MEC Class B Stock have 20 votes per share. The MEC Class A Stock and MEC Class B Stock have no preemptive rights.

        On December 22, 2008, MID, holding 218,116 shares of MEC Class A Stock and 2,923,302 shares of MEC Class B Stock, being all of the votes cast pursuant to the written consent, approved (i) the potential issuance of additional MEC Class A Stock and MEC Class B Stock, described above under "ISSUANCE OF MEC STOCK", and (ii) if determined by the board of directors to be required or desirable for the purposes of completing the stock issuances, the form of amendment to MEC's Amended and Restated Certificate of Incorporation to effect the stock consolidation, attached as Exhibit A hereto. No further vote of our stockholders is required for us to effect these matters.

        Pursuant to the rules and regulations promulgated by the Commission under the 1934 Act, an information statement must be sent to the holders of voting stock who do not sign the written consent at least 20 calendar days prior to the earliest date on which the corporate action may be taken.

        Pursuant to Section 228 of the DGCL, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This information statement is intended to provide such notice.

EFFECTIVE DATE

        The matters approved by MID and described above under "APPROVAL BY STOCKHOLDERS" will be effective no sooner than 20 calendar days after the date this information statement is first mailed to our stockholders.

DISSENTER'S OR APPRAISAL RIGHTS

        The right to judicial appraisal of your MEC Class A Stock and MEC Class B Stock is not available under the DGCL.

DISTRIBUTION OF INFORMATION STATEMENT

        The Company has asked brokers and other custodians, nominees and fiduciaries to forward this information statement to the beneficial owners of the MEC Class A Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

        These securityholder materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner, and MEC or its agent has sent these materials directly to you, your name and address and information about your holding of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

        Except as set forth in this information statement with respect to the interests of Frank Stronach and affiliates controlled by Frank Stronach in the Transaction Agreement, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the matters approved by MID and described above under "APPROVAL BY STOCKHOLDERS" which is not otherwise shared by all other holders of MEC shares.

 PRINCIPAL SHARE OWNERSHIP

        The following table sets forth, as of the Record Date, stock ownership by each of our executive officers and directors, by all of our executive officers and directors as a group and by each person known by us to be a beneficial owner of 5% or more of MEC Class A Stock and MEC Class B Stock. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares. No person listed below has any options, warrants or other rights to acquire additional securities, except as otherwise noted.

        The business address for each of our directors and executive officers is our corporate headquarters: 337 Magna Drive, Aurora, Ontario, Canada L4G 7KI.

Class of Securities	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class
Class B Stock	MI Developments Inc. (2)(3) 455 Magna Drive Aurora, Ontario Canada L4G 7A9	2,923,302	100%
Class A Subordinate Voting Stock	Azalea 2008 Trust c/o Miller Thomson LLP Scotia Plaza, 40 King Street West, Suite 250 Toronto, ON Canada M5H 3S1	628,570	21.5%
Class A Subordinate Voting Stock	Frank Stronach (3)(7)	279,360	9.5%
Class A Subordinate Voting Stock	MI Developments Inc. (4) 455 Magna Drive Aurora, Ontario Canada L4G 7A9	218,116	7.5%
Class A Subordinate Voting Stock	Cliffwood Partners LLC (5) 11726 San Vicente Boulevard Suite 600, Los Angeles CA 90049	173,485	5.9%
Class A Subordinate Voting Stock	David M. Knott/Dorset Management Corporation 485 Underhill Boulevard, Suite 205 Syosset, NY USA 11791	170,800	5.8%
Class A Subordinate Voting Stock	Anthony R. Campbell (7)	3,245	less than 1% of the class
Class A Subordinate Voting Stock	Jerry D. Campbell (6)(7)	17,676	less than 1% of the class
Class A Subordinate Voting Stock	Ron Charles (7)	3,035	less than 1% of the class
Class A Subordinate Voting Stock	Jennifer Jackson (7)	3,132	less than 1% of the class
Class A Subordinate Voting Stock	William J. Menear (7)	6,207	less than 1% of the class
Class A Subordinate Voting Stock	Frank Vasilkioti (7)	2,982	less than 1% of the class
Class A Subordinate Voting Stock	Charlie J. Williams (7)	3,816	less than 1% of the class
Class A Subordinate Voting Stock	Blake Tohana (7)	5,820	less than 1% of the class
Class A Subordinate Voting Stock	Mary Lyn Seymour (7)	1,172	less than 1% of the class
Class A Subordinate Voting Stock	Frank DeMarco, Jr.	—	—
Class A Subordinate Voting Stock	William G. Ford (7)	484	less than 1% of the class
Class A Subordinate Voting Stock	James Bromby (7)(8)	6,718	less than 1% of the class

Class of Securities	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class
Class A Subordinate Voting Stock	Brant Latta (7)(8)	5,583	less than 1% of the class
Class A Subordinate Voting Stock	All executive officers and directors as a group (13 persons)	334,030	11.41%

(1)
As a publicly traded company, it is impractical for MEC to determine the day-to-day ownership of its stock. Pursuant to federal securities laws, MEC requests and receives information from its officers and directors from time to time regarding the number of shares in MEC that each such person holds directly or beneficially. The information regarding stock ownership by MEC's officers represents the information known to MEC as of December 15, 2008.

(2)
MID directly owns 2,662,657 or 91.1% of these shares of the Company's Class B Stock. The remaining shares of Class B Stock are owned through a wholly-owned subsidiary of MID. MID is entitled to vote approximately 96% of the votes attaching to the Company's outstanding voting securities. Shares of MEC's Class B Stock are convertible, on a one for one basis, into shares of Class A Subordinate Voting Stock.

(3)
218,116 of these shares are registered in the name of MI Developments. 10,327 of these shares are registered in the name of The Employees Deferred Profit Sharing Plan (U.S.) of Magna International. As Chairman of Magna International, Mr. Stronach has the right to direct the trustee in regard to voting and disposing of these shares. Mr. Stronach is one of the trustees of this plan, but is not a beneficiary. 917 of these shares are registered in the name of 865714 Ontario Inc., which is a separate vehicle incorporated for the acquisition of Magna International shares and the sale thereof to the management team of Magna International. Magna International has the right to direct the disposition of these shares. Mr. Stronach through a subsidiary, owns all of MEC's Class B Stock. Through his direct or beneficial ability to control the votes of MEC's Class B Stock and the Class A Subordinate Voting Stock described above, Mr. Stronach has the ability to control and direct approximately 96% of the total voting rights in MEC.

(4)
The Stronach Trust controls MID through the right to direct the votes attaching to Class B shares of MID that carry a majority of the votes attaching to the outstanding voting shares of MID. The Class B shares of MID are held by 445327 Ontario Limited solely in the manner directed by the Stronach Trust and Mr. Stronach is the Chairman of MID and MEC. Mr. Stronach, together with three members of his family, are the trustees of the Stronach Trust. Mr. Stronach is also a member of the class of potential beneficiaries under the Stronach Trust.

(5)
These securities are held on behalf of Cliffwood Partners LLC, Cliffwood Value Plus Fund L.P., Cliffwood Absolute Return Strategy Ltd., Cliffwood Absolute Return Strategy, L.P., the Common Fund's managed account and Guggenheim Trust Company's managed account. The sole power to dispose of or direct the disposal of the entire shareholding has been delegated to Cliffwood Partners LLC.

(6)
Of these holdings, 16,265 shares of Class A Subordinate Voting Stock are owned directly, 561 are owned jointly by Mr. Campbell and his wife, 200 are owned by Mr. Campbell's wife, and 250 are owned indirectly through two wholly-owned corporations, Post It Stables, Inc. and Volar Corp.

(7)
Includes the following number of shares of Class A Subordinate Voting Stock issuable upon the exercise of outstanding stock options which may be exercised within 60 days of December 22: 50,000 for Mr. Stronach; 400 for Mr. J. Campbell, 2,000 for Mr. Charles; 500 for Mr. Menear; 200 for each of Messrs. A. Campbell, Ford, Vasilkioti, Williams and Ms. Jackson; 5,000 for Mr. Tohana; 950 for Ms. Seymour; 6,250 for Mr. Bromby; 5,200 for Mr. Latta and 71,300 for all executive officers and directors as a group.

(8)
Mr. Bromby served as Senior Executive Vice-President, Operations from November 1, 2006 to December 4, 2008; and Mr. Latta served as Senior Executive Vice-President from November 1, 2006 to June 30, 2008.

HOUSEHOLDING

        We are delivering this information statement using a procedure approved by the Commission called "householding." Under this procedure, service providers that deliver our communications to shareholders may deliver a single copy of our proxy statements, annual reports and/or information statements to multiple shareholders sharing the same address, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This householding procedure will reduce our printing costs and postage fees.

        We will deliver promptly upon written or oral request a separate copy of this information statement to a shareholder at a shared address to which a single copy of the document was delivered. Please notify our transfer agent at the address provided below to receive a separate copy of this information statement.

        If you are eligible for householding, but you and other shareholders with whom you share an address currently receive multiple copies of our proxy statements, annual reports and/or information statements, or if you hold stock in more than one account, and in either case you wish to receive only a single copy for your household, please contact our transfer agent, Computershare Investor Services, at 800-962-4284 or P.O. Box 43070, Providence, RI 02940-3070.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Commission and with the Canadian securities regulatory authorities. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission at www.sec.gov. You may also read and copy any document we file with the Commission at the SEC Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The documents that we have filed with the Canadian securities regulatory authorities are available at www.sedar.com. Our public filings are also available on our website at www.magnaent.com. Information contained on our website or any other website is not incorporated by reference into this information statement, and you should not consider information contained on our website or any other website as part of this information statement. Website addresses contained in this information statement are inactive textual reference and are not intended to be hyperlinks.

        The statements contained in this information statement about the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of the contract or other document on file with the Commission, each statement being qualified in all respects by that reference.

By Order of the Board of Directors
January , 2009
By:
William G. Ford Secretary

 Exhibit A

Form of
Certificate of Amendment
to the
Amended and Restated Certificate of Incorporation
of
Magna Entertainment Corp.

        Magna Entertainment Corp., a corporation incorporated and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of the Corporation has duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Amended and Restated Certificate of Incorporation of this Corporation and declaring said amendment to be advisable;

        SECOND: That the stockholders of the Corporation have duly approved said amendment by the required vote of such stockholders, such required vote being a majority of the outstanding shares of the Corporation's Class A Subordinate Voting Stock and Class B Stock, adopted by written consent in accordance with the requirements of Section 228 of the General Corporation Law of the State of Delaware, such approval being in accordance with the terms of the Amended and Restated Certificate of Incorporation and Section 242 of the General Corporation Law of the State of Delaware;

        THIRD: That the Amended and Restated Certificate of Incorporation is hereby amended by adding the following provision to the end of Article IV:

  "(    •    ). Stock Consolidation. As of 12:01 A.M. (Eastern Time) on [Date][Month][Year] (the "Effective Time"), each issued and outstanding share of the Corporation's Class A Subordinate Voting Stock and Class B Stock (including each share of treasury stock, the "Pre-Split Common Stock") shall automatically and without any action on the part of the holder thereof be consolidated, combined and reclassified to one-    •     (1/    •    )(1) of a share of Common Stock (such consolidation of shares designated as the "Stock Consolidation"). The par value of the Corporation's Common Stock following the Stock Consolidation shall remain $0.01 per share. Each holder of a certificate or certificates of Pre-Split Common Stock shall be entitled to receive, upon surrender of such certificates to the Corporation's transfer agent for cancellation, a new certificate or certificates for a number of shares equal to such holder's Pre-Split Common Stock multiplied by 1/    •    , with any fraction resulting from such multiplication rounded down to the nearest whole number (in each case, such fraction, if any, being a "Fractional Share"). No Fractional Shares will be issued for Pre-Split Common Stock in connection with the Stock Consolidation. Each holder of Pre-Split Common Stock at the Effective Time who would otherwise be entitled to a Fractional Share shall, in lieu thereof, receive a cash payment equal to x) the Fractional Share multiplied by y) the product of (i) the average closing prices of the Class A Subordinate Voting Stock as reported on The Nasdaq Global Market or other principal market of the Common Stock during each of the four (4) trading days immediately preceding the date of the Effective Time and (ii)     •    /1."

        FOURTH: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall be effective as of 12:01 A.M. (Eastern Time) on [Date][Month][Year] in accordance with the provisions of Section 103(d) of the General Corporation Law of the State of Delaware.

[signature page follows]

(1)
The amendments being authorized provide that each outstanding 10, 11, 12, 13, 14, 15, 16, 17, 18, 19 or 20 shares of our Class A Subordinate Voting Stock and Class B Stock would be combined, converted and changed into one share of Class A Subordinate Voting Stock and Class B Stock, respectively. All references above would be adjusted based on the chosen ratio.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this                         day of [month][year].

MAGNA ENTERTAINMENT CORP.
By:	Name Title

QuickLinks

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
INFORMATION STATEMENT
STATEMENTS REGARDING FORWARD LOOKING INFORMATION
SUMMARY OF THE TRANSACTIONS
ISSUANCE OF MEC STOCK
STOCK CONSOLIDATION
ACTIONS BY THE BOARD OF DIRECTORS
APPROVAL BY STOCKHOLDERS
EFFECTIVE DATE
DISSENTER'S OR APPRAISAL RIGHTS
DISTRIBUTION OF INFORMATION STATEMENT
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
PRINCIPAL SHARE OWNERSHIP
HOUSEHOLDING
WHERE YOU CAN FIND ADDITIONAL INFORMATION
Exhibit A Form of Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Magna Entertainment Corp.